UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              ---------------------

                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

          Date of Report (Date of earliest reported): September 4, 2003

                        Commission file number: 000-16299

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                               ANTS SOFTWARE INC.
             (Exact name of registrant as specified in its charter)

                  Delaware                               13-3054685
      (State or other jurisdiction of       (IRS Employer Identification Number)
      Incorporation or Organization)

            801 Mahler Rd, Suite G, Burlingame, CA             94010
           (Address of principal executive offices)         (Zip Code)

                                 (650) 692-0240
              (Registrant's Telephone Number, including area code)

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ITEM 5. Other Events

ANTs software inc. (the "Company") has received $320,000 in financing through issuance of two convertible promissory notes (the "Notes"). The Notes are interest-free and unsecured. The Notes will mature on August 15, 2005, and can be repaid earlier with no penalty. The Notes are convertible at any time at the election of the note holders into restricted common stock of the Company at a conversion price of Seventy-Five Cents ($0.75) per share. If the Notes are converted, the note holders will be granted warrants to purchase an equal number of shares of restricted stock of the Company with an exercise price of Two Dollars ($2.00) per share. The warrants, if granted, will expire on March 31, 2006.

The Company will continue to pursue a multimillion dollar round of financing.

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                                      ANTs software inc.

Date:  September 4, 2003          By: /s/     Francis K. Ruotolo
                                      ---------------------------
                                      Francis K. Ruotolo, Chairman
                                      and Chief Executive Officer